RIVERHAWK AVIATION, INC.
(FORMERLY VIVA INTERNATIONAL, INC.)

 FINANCIAL STATEMENTS

RIVER HAWK AVIATION, INC. (FORMERLY VIVA INTERNATIONAL, INC.)
CONSOLIDATED BALANCE SHEET

ASSETS
Sept. 30
2007
Current Assets	(unaudited)
Cash	$450,282
Trade receivables	857,215
Inventories	1,120,067

Total Current Assets	2,427,564

Fixed Assets, net of depreciation	19,114,285

Total Assets	$21,541,849

LIABILITIES AND CAPITAL
Current Liabilities
Accounts payable and accrued expenses	$3,617,595
Taxes payable	40,426
Customer deposits and other obligations	789,399
Notes payable	535,543
Notes payable –shareholders	530,828
Current maturities of long term debt	3,245,218
8% Preferred stock-Series B	2,500,000
Total Current Liabilities	11,435,301

Long term debt, net of current maturities	4,554,920
8% Preferred stock –Series B	1,500,000
Total liabilities	17,490,221

Commitments and contingencies

Stockholders' Equity
Preferred stock 25,000,000 shares authorized at
$.001 par value; 10,500,000 shares Preferred Series A outstanding
and 4,000,000 shares Preferred Series B outstanding at September 30, 2007	10,500
Common stock, 25,000,000 shares authorized at $.001
par value; issued and outstanding 196,573 at
September 30, 2007	196
Additional paid-in capital	25,789,985
Accumulated deficit	(21,572,761)

Stockholders' Equity	4,051,628

Total Liabilities and Capital	$21,541,849

See Notes to Financial Statements

RIVER HAWK AVIATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended Sept 30,		Nine months ended Sept. 30
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$
Sales revenues	1,485,460	0	1,485,460	0

Cost of sales	989,668	0	989,668	0

Gross profit (loss)	495,792	0	495,792	0

General and administrative expenses	375,117	298,144	829,101	1,029,155
Expenses resulting from reorganization	964,871		964,871
Interest expense	77,812	32,986	144,782	104,879
	1,417,800	331,130	1,938,754	1,134,034

(Loss) from operations	(922,008)	(331,130)	(1,442,962)	(1,134,034)
Provision for income taxes	0	0	0	0
Net loss from continuing operations	(922,008)	(331,130)	(1,442,962)	(1,134,034)
(Losses) from discontinued operations-net of tax	0	(92,644)	(935,679)	(360,795)

Net (loss) before preferred dividends	(922,008)	(423,774)	(2,378,641)	(1,494,829)
8% Cumulative Preferred Dividend	29,297	0	29,297	0
Net (loss) for common shareholders	(951,305)	(423,774)	(2,407,938)	(1,494,829)

Basic and fully diluted (loss) per share from continuing operations	(6.28)	(5.95)	(15.61)	(22.22)

(Loss) per share from discontinued operations	(0.00)	(1.66)	(9.92)	(7.07)
Total loss per share	(6.28)	(7.61)	(25.53)	(29.29)
Weighted average shares outstanding	151,571	55,687	94,322	51,052

See Notes to Financial Statements.

RIVER HAWK AVIATION, INC. (FORMERLY VIVA INTERNATIONAL, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended Sept. 30,
	2007	2006
Operating Activities
Net loss from continuing operations	$(1,442,962)	$(1,134,034)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	138,027	3.031

Payment for services in company stock	1,885,163	330,000
Loss from discontinued operations	(24,358)	(360,795)

Changes in operating assets and liabilities:
(Increase) decrease in receivables	(64,893)	1.000
(Increase) decrease in inventories	(356,149)
(Increase) decrease in prepaid expenses and other assets		(1,685)
Increase (decrease) in accounts payable and accrued expenses	(269,204)	762,269
Increase (decrease) in taxes payable	10,049	4,613

Net cash (used) by operating activities	(124,327)	(395,601)

Investing Activities
Acquired cash position through merger and acquisition	570,771
Acquisition of fixed assets	(501)	(1,045)
Security deposit		(700)
Net cash provided (used) by investing activities	570,270	(1,745)

Financing Activities
Loans and notes payable related parties , shareholders & other	25,156	308,932
Notes payable		85,000
Repayment of installment debt obligations	(22,543)
Net cash provided by financing activities	2,613	393,932

Increase (Decrease) in cash	448,556	(3,414)
Cash at beginning of period	1,726	3,844
Cash at end of period	$450,282	$430

Supplemental Disclosures of Cash Flow Information:
Cash paid during year for:
Interest	$--	$--
Income taxes (benefits)	$--	$--

See Notes to Financial Statements.

RIVERHAWK AVIATION, INC.
(FORMERLY VIVA INTERNATIONAL, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 1-
The accompanying consolidated financial statements contain all adjustments necessary to present fairly the financial position of River Hawk Aviation, Inc. (formerly Viva International, Inc.) and subsidiaries (collectively, the “Company”) as of September  30, 2007 and their results of operations  for the three and nine month periods ended September 30, 2007 and 2006 and  cash flows for the nine month periods ended September  30, 2007 and 2006. On August 28, 2007 River Hawk Aviation, Inc. completed a merger and acquisition of Profile Aviation Services, Inc. and Profile Aviation Center, Inc.  On August 29, 2007 River Hawk Aviation, Inc. completed an asset acquisition of aviation parts and accessories from a company privately owned by the Company’s Chief Executive Officer.  Results of operations for the three and nine month periods ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31,2007. All material inter-company balances and transactions have been eliminated in consolidation.

Pursuant to the merger and acquisition of Profile Aviation Services, Inc. and Profile Aviation Center, Inc.(Profile) the Company issued 1,500,000 shares of Preferred Series A and 4,000,000 Preferred Series B.  Preferred Series A has voting rights equivalent to 10 votes for each share as compared to common shares which have voting rights of one vote for each share owned.  Preferred Series A shares are also convertible into common shares on a one share to one share basis..  Preferred Series B have an 8% cumulative coupon rate and are convertible into common shares on a one for one basis.  However, the Series B also contain a call feature that allows the holder to upon 30 days prior notice call the Company for purchase of its shareholdings at a designated purchase price of $1.00 per share.  Under the merger and acquisition agreement with Profile, 1,500,000 shares in convertible at any time, 1 million shares is convertible at any time following twelve months from the effective of the agreement, 1,000,000 shares is convertible at any time following twenty four months from the effective date of the agreement and 500,000 shares is convertible at any time following thirty six months from the effective date of the agreement.  For financial reporting purposes, the Preferred Series B stock is disclosed as a liability with the portion of the liability callable within twelve months of the date of the financial statement or September 30, 2007 being classified as a current liability.  In exchange for the value of net assets received in merger and acquisition of Profile of $11,873,232 , 1,500,000 shares of Preferred Series A shares and 4,000,000  Preferred Series B shares   were issued.  Preferred Series B shares have been valued at the call provision of $1.00 per share or $4,000,000 accordingly, $7,873,232 of value has been assigned to the Preferred Series A  shares.

Pursuant to the asset acquisition of aviation parts and accessories inventories from a company privately owned by the Company’s Chief Executive Officer, the Company issued 5,500,000 shares of Preferred Series A. In exchange for the cost of net assets received in the asset acquisition agreement of $205,337, 5,500,000  Preferred Series A shares were issued. The estimated market value of the shares issued based upon existing common share market value at date of exchange was $825,000.  Related party rules require that the underlying assets that were transferred to the Company are recorded at cost.  Management expects to realize at least $825,000 in value upon the sale of the inventories.    The difference in value between the cost of the net assets received and the preferred shares issued has been recognized as a reorganization cost during the three and nine month periods ended September 30, 2007.

Pursuant to financial guarantees as well as consulting, legal, business planning and the  introduction of various strategic relationships, the Company issued 3,500,000 shares of Preferred Series A to the managing partner of the Company’s principal legal services firm.  In exchange for the estimated value of these underlying services and financial guarantees, 3,500,000 Preferred Series A shares were exchanged..At the date of exchange, the value of the underlying Preferred shares issued based upon its conversion rights into common shares was $525,000.  The difference in the estimated value from existing liabilities recorded on the books at time of issuance of the preferred shares was $345,208 and has been recognized as a reorganization cost during the three and nine month periods ended September 30, 2007.

No market currently exists for either the Preferred Series A or the Preferred Series B shares of the Company and it is unkown if there will be future value associated with these securities.  There is no guarantee that the Company will be able to satisfy the call provisions that are offered in connection with the issuance of 4,000,000 shares of Preferred Series B as issued to the owner of the Profile companies.

Note 2-
Basic earnings (loss) per common share (“EPS”) is computed as net earnings (loss) divided by the weighted-average number of common shares outstanding for the period. Diluted EPS representing the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities is presented for the three and nine month periods ended September 30, 2007 since the issuance of Preferred Series A. and Preferred Series B during August of 2007 has a potential dilutive effect on potential common shares.  For the three and nine months ended September 30, 2006, there were no common shares issuable through any option, warrants, stock compensation or other convertible securities and accordingly no dilutive effect has been calculated.

Note 3-
Changes in Common Stock
During the year ended December 31, 2006 the Company: issued 2,083 shares of common stock as payment for $330,000 of services provided by professional consultants and: issued 15,117 shares of common stock in settlement of $1,052,352 of notes payable and accrued interest.

On February 6, 2007, the Company executed a reverse stock split of 1 for 40.  As a result, fractional credits due to rounding resulted in the issuance of  627 additional shares of common stock.

On May 23, 2007, the Company issued 16,667 shares of common stock as payment for $150,000 of  services to its Chief Executive and 6,667 shares of common stock as payment for $60,000 of services to its Chief Financial Officer,

On May 23, 2007, the Company issued 16,667 shares of common stock as payment for $150,000 of legal services.

On June 20, 2007, the Company issued 7,363 shares of common stock in full settlement of $55,269 of notes payable and $7,353 of accrued interest as determined at May 25, 2007.

On  June 20, 2007, the Company issued 3,334 shares of common stock as payment for $62,000 services provided by professional consultants.

On July 25, 2007, the Company issued 7,941 shares of common stock in full settlement of $59,856 of notes payable and $7,708 of accrued interest as determined at May 25, 2007.

On August 9, 2007, the Company issued 707 shares of common stock in full settlement of $5,308 of notes payable and $706 of accrued interest as determined at May 25, 2007.

On August 21, 2007, the Company authorized the issuance of 16,666 shares of common stock as payment for $105,000 of services to its Chief Executive Officer.

On August 21, 2007, the Company authorized the issuance of 16,666 shares of common stock as payment for $105,000 of services to its Chief Financial Officer.

On August 21, 2007, the Company authorized the issuance of 16,667 shares of common stock as payment for $105,000 of legal services.

On September 17, 2007, the Company authorized the issuance of 24,349  shares of common stock in full settlement of $118,501 of notes payable and $16,267 of accrued interest as determined as of September 10, 2007.

On October 16, 2007, the Company executed a reverse stock split of 1 for 30.  As a result, fractional credits due to rounding resulted in the issuance of 184 additional shares of common stock.

Changes in Preferred Stock

On August 28, 2007, pursuant to the merger and acquisition of Profile Aviation Services, Inc and Profile Aviation Center, Inc., the Company exchanged 1,500,000 shares of Preferred Series A stock and 4,000,000 shares of Preferred Series B stock.

On August 29, 2007, pursuant to the acquisition of aviation parts and accessories from a private entity owned by the Company’s Chief Executive Officer, the Company agreed to exchange a combination of Preferred Series A and Preferred Series B stock.  It was necessary to amend the agreement on November 15, 2007 and as a result a portion of the inventory is to be acquired and another portion is to be consigned.  Pursuant to the acquisition as amended, 5,500,000 shares of Preferred Series A has been authorized for issuance.

On August 29, 2007, in exchange for legal and management services, financial guarantees and other considerations the Company issued 3,500,000 shares of Preferred Series A to a private consultant.

RIVERHAWK AVIATION, INC.
(FORMERLY VIVA INTERNATIONAL, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 3-
On June 20, 2007, the Company issued 7,363 shares of common stock in full settlement of $55,269 of notes payable and $7,353 of accrued interest as determined at May 25, 2007.

On  June 20, 2007, the Company issued 3,334 shares of common stock as payment for $62,000 services provided by professional consultants.

On July 25, 2007, the Company issued 7,941 shares of common stock in full settlement of $59,856 of notes payable and $7,708 of accrued interest as determined at May 25, 2007.

On August 9, 2007, the Company issued 707 shares of common stock in full settlement of $5,308 of notes payable and $706 of accrued interest as determined at May 25, 2007.

On August 21, 2007, the Company authorized the issuance of 16,666 shares of common stock as payment for $105,000 of services to its Chief Executive Officer.

On August 21, 2007, the Company authorized the issuance of 16,666 shares of common stock as payment for $105,000 of services to its Chief Financial Officer.

On August 21, 2007, the Company authorized the issuance of 16,667 shares of common stock as payment for $105,000 of legal services.

On September 17, 2007, the Company authorized the issuance of 24,349  shares of common stock in full settlement of $118,501 of notes payable and $16,267 of accrued interest as determined as of September 10, 2007.

On October 16, 2007, the Company executed a reverse stock split of 1 for 30.  As a result, fractional credits due to rounding resulted in the issuance of 184 additional shares of common stock.

Changes in Preferred Stock

On August 28, 2007, pursuant to the merger and acquisition of Profile Aviation Services, Inc and Profile Aviation Center, Inc., the Company exchanged 1,500,000 shares of Preferred Series A stock and 4,000,000 shares of Preferred Series B stock.

On August 29, 2007, pursuant to the acquisition of aviation parts and accessories from a private entity owned by the Company’s Chief Executive Officer, the Company agreed to exchange a combination of Preferred Series A and Preferred Series B stock.  It was necessary to amend the agreement on November 15, 2007 and as a result a portion of the inventory is to be acquired and another portion is to be consigned.  Pursuant to the acquisition as amended, 5,500,000 shares of Preferred Series A has been authorized for issuance.

On August 29, 2007, in exchange for legal and management services, financial guarantees and other considerations the Company issued 3,500,000 shares of Preferred Series A to a private consultant.

Note 4-
The Company has several legal matters that have not been resolved as of the date of the financial statements and as of November 12, 2007 the date of this report and for which exposure to liability may exist. Among the unresolved legal matters are the following:

1).Ivan Figueroa versus Eastern Caribbean Airlines and Viva International, Inc. has continued without resolution and Mr. Figueroa claims that he has suffered $5 million in damages due to an alleged breach of an agreement entered into with Eastern Caribbean Airlines and Viva International, Inc.. This claim continues to be governed through the court system in Puerto Rico. Recently, the Company’s counsel handling this litigation withdrew from his representation due to a failure to make satisfactory payments or arrangements to pay for his services. Company has engaged new counsel to continue its representation in this matter as mandated by the Courts.   The Company has sold its equity interest in Eastern Caribbean Airlines to Southland Holding Corp. (Southland).  Southland has agreed to assume any liability arising from this litigation and has retained counsel to assist it and Company in defense of this claim.

2). Syed Hasan versus Viva International, Inc. and Eastern Caribbean Airlines Corporation has resulted in a judgment being entered as of October 5, 2007 against the respective companies in the amount of $219,077 including attorney fees.  The Company has recorded certain liabilities and reserves on its books pursuant to the Hasan legal matter but it does not currently have the ability to settle the claim from available assets.  Ongoing discussions are being held with Hasan’s legal counsel with the expectation of reaching a settlement for an amount less than the judgment.  The Company has determined to its satisfaction that it has recourse to bring litigation against Mr. Hasan for certain breaches of his fiduciary responsibility and other misconduct occurring during his employment and has reserved its right to bring action. The Company would prefer to reach an agreement with Hasan’s counsel that would avoid the necessity of further legal action.  However, the Company expects to initiate legal action against Mr. Hasan.  The Company has sold its equity interest in Eastern Caribbean Airlines to Southland Holdings Corp. (Southland).  Southland has agreed to participate in the settlement of this claim.

RIVERHAWK AVIATION, INC.
(FORMERLY VIVA INTERNATIONAL, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 4-
3). Francisco J. Sepulveda vs. Viva International, Inc. represents a charge of discrimination made before the Equal Employment Opportunity Commission (EEOC) on the basis of national origin.  The EEOC has indicated that they would not make further attempt to conciliate this case but that the matter would be referred to their legal department to determine if the EEOC wishes to bring civil action.  Mr. Sepulveda was not employed by Viva International, Inc. but was employed through, its subsidiary, Eastern Caribbean Airlines Corporation.  The Company has sold its equity interest in Eastern Caribbean Airlines to Southland Holdings Corp. (Southland).  Southland is aware of this claim and has agreed to participate in the settlement of this claim.

4. Richard Amador Martinez vs. Eastern Caribbean Airlines Corporation---Mr. Amador Martinez has filed a claim with the Labor Department of Puerto Rico for unpaid wages and vacation pay. Mr. Amador Martinez was dismissed for cause. The Labor Department has ruled in favor of the employee but a mediation of conflicts conference scheduled for May 31, 2007 has not yet resulted in any further determination.. The amount of potential exposure in this matter is less than $5,000 and has previously been recorded to the books. The Company has sold its equity interest in Eastern Caribbean Airlines to Southland Holding Corp. (Southland).  Southland has agreed to assume any liability associated with this claim.

5. Zandra G. Fox-Gascott vs. Viva International, Inc.—Ms. Fox-Gascott has filed a charge of discrimination before the Equal Employment Opportunity Commission (EEOC) on the basis of national origin and sex. The Company has provided information refuting the claim of Mr. Fox-Gascott but no formal report of examination has been issued.  The EEOC has indicated that they would not make further attempt to conciliate this case but that the matter would be referred to their legal department to determine if the EEOC wishes to bring civil action.  Ms. Fox-Gascott was not employed by Viva International, Inc. but charged that she was discriminated against by former officers of the Company.

Should an adverse judgment result from any of the above matters, it could have a material adverse effect on the Company’s financial position and results of operations.

Note 5-
Other material disclosures of the Company include the following:

(1) On February 9, 2005, Viva International, Inc. by and through its newly formed Puerto Rican subsidiary, Eastern Caribbean Airlines Corporation (corporate charter approved on March 18, 2005) entered into a purchase option/joint venture agreement with Cool Travels, Inc. d/b/a San Juan Aviation. Under the terms of the agreement, Eastern Caribbean Airlines Corporation gains immediate control of the airline charter operation of Cool Travels, Inc. in exchange for the assumption of approximately $300,000 in underlying indebtedness. All debts are subject to audit verification. The purchase price gives the Company and its subsidiary immediate access to all licensing rights, utilization of any and all aviation equipment, control of the files, data base, customer lists, goodwill and any and all other related assets. At December 31, 2005, Eastern Caribbean Airlines Corporation has obtained its own airline operating license (Charter license FAA 135) and terminated its agreement with Cool Travels, Inc. d/b/a San Juan Aviation. As a result, Eastern Caribbean Airlines Corporation has reduced its obligation to assume $300,000 in debts to amounts paid during the period governed by the combined operations of Eastern Caribbean Airlines and Cool Travels, Inc. Since Eastern has acquired its own airline operating license, it has allowed for the return of the Cool Travels, Inc. license to the corporation and its owners. A further discussion of this matter is provided in legal proceedings.

(2) On February 6, 2007, the Company changed its name from Viva International, Inc. to River Hawk Aviation, Inc. The name change was designed to indicate a new direction for the Company that concentrated on the purchase of aviation niche companies that were operating, profitable and possessing positive cash flows.  As a result the Company discontinued its previous operations in Puerto Rico and the Dominican Republic and subsequently agreed to sell them to Southland Holdings Group, Inc. in a transaction that resulted in the disposition of these companies for the assumption of certain debts and obligations.

At December 31, 2006, management accounted for this event as a loss from discontinued operations. Included within the losses is an estimated reserve of $150,000 for costs and expenses associated with the closure of the existing offices.

(3) On March 9, 2006, former Chief Executive Officer and President Syed Hasan left the Company to pursue other interests. At the time of Mr. Hasan’s departure from the Company he had not assigned a corporate share interest evidencing 22 1/2 % shareholder interest in Viva Air Dominicana, S.A. Mr. Scott also holds a 22 1/2 % interest in Viva Air Dominicana, S.A. which has been assigned to the Viva International, Inc. In management’s opinion, the lack of Mr. Hasan’s assignment of the shareholder interest to Viva International, Inc. does not impair the ability of the Company to control the activity of the subsidiary corporation nor does it entitle Mr. Hasan to sell, transfer or assign the shareholder interest to a 3rd party. By Dominincan law, foreign ownership of a Dominican corporation is limited to 49% of the outstanding ownership interest in the corporation. Mr. Hasan’s unassigned interest can by appropriate corporate procedure, as mandated by Dominican law, and a vote of the remaining shareholders by reduced and/or eliminated since he no longer has any role in the organization. Mr. Scott and the Company intend to require appropriate corporate procedure, meeting and resolution adjusting the ownership of Viva Air Dominicana, S.A. as was always intended and to correct and amend the shareholder positions accordingly. On May 10, 2007 the Company agreed to sell its equity stake in Viva Air Dominicana S.A. The purchasing entity is aware of the above Dominican laws and the history of the Company’s equity stake holdings through its officers (Scott & Hasan) and has determined to its satisfaction that the Company has the ability to transfer its ownership (or right to ownership) and corresponding control (see note 5 for additional discussion).  However, Mr. Hasan has obstructed and interfered with an orderly transfer of Viva Air Dominicana, S.A. and it appears likely that the purchaser may seek to develop their business interest through another entity.  As mentioned elsewhere, the Company intends to bring litigation against Mr. Hasan for various breaches of fiduciary responsibility and other incidences of employee misconduct both with regard to his actions in both the United States and the Dominican Republic.  The Company presumes that the Southland Holding Group who has a shared responsibility for liability in this matter will be happy to participate in an action against Mr. Hasan.

RIVER HAWK AVIATION, INC.
(FORMERLY VIVA INTERNATIONAL, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Note 6-
On May 10, 2007 the Company completed a stock purchase agreement with privately held Southland Holding Corp. that provides for the sale of all of its equity interest in its Eastern Caribbean Airlines Corporation and Viva Air Dominicana S.A. subsidiaries in exchange for the assumption of certain recorded liabilities having an aggregate value of approximately $1.25 million by Southland. In addition, Southland has assumed any damages awarded against River Hawk Aviation, Inc. (formerly Viva International, Inc.) in the outstanding litigation matter of Ivan Figueroa versus Eastern Caribbean Airlines Corporation and Viva International, Inc.  As of September 30, 2007. $767,715 of the unpaid liabilities remain unpaid or unsettled and accordingly remain on the Company’s books.  Upon payment or settlement, by Southland Holdiings Corp, of the unpaid liabilities, in full or any portion thereto,  the Company will realize a gain equivalent to the liabilities paid or settled.  Documentation regarding payments made and other indications of claims paid or settlements reached is expected to be obtained prior to the end of the fiscal year ended December 31, 2007.

On May 25, 2007, the Company executed an agreement to merge with Profile Aviation Services, Inc. and Profile Aviation Center, Inc. of Hickory, North Carolina (collectively Profile).  The agreement provides for an exchange of cash, a convertible note and common stock of the Company.  The estimated value of the consideration to be exchanged in the acquisition of 100% of the equity interests in Profile is $5.5 million.  A minimum cash requirement of $1.5 million (or an acceptable letter of credit or bank guarantee) is required by the owner of Profile.  On August 28, 2007, this agreement was completed.  In order to complete the agreement the owner of Profile accepted 1.5 million shares of Preferred Series A stock and 4.0 million shares of 8% Preferred Series B stock.  Shortly after, 1.5 million shares of 8% Preferred Series B Stock was sold to Aerologistics Aviation Holdings, LLC whose members are the Company’s Chief Executive Officer and  the Principal of the Company’s primary legal counsel.

Note 7-
The consolidated financial statements of the Company consisting of the balance sheet, statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2006 have been restated to reflect comparable determination and presentation of the effect of the Company’s decision during the fourth quarter of the year ended December 31, 2006 to discontinue its subsidiary operations at their Eastern Caribbean Airlines Corporation and Viva Air Dominicana S.A. subsidiaries.